Exhibit 99 to Form 4 filed on behalf of Oliver P.
Peoples for Transaction Date 12/17/07

Shares    Price
 100 	 $19.92
 300 	 $19.82
 300 	 $19.92
 261 	 $19.94
 1,500 	 $19.97
 1,200 	 $19.95
 100 	 $19.79
 200 	 $19.87
 500 	 $19.85
 200 	 $19.86
 700 	 $19.90
 100 	 $19.80
 600 	 $19.76
 300 	 $19.81
 100 	 $19.56
 100 	 $19.67
 100 	 $19.69
 700 	 $19.65
 100 	 $19.64
 300 	 $19.62
 1,700 	 $19.60
 400 	 $19.61
 300 	 $19.58
 1,100 	 $19.55
 100 	 $19.51
 1,100 	 $19.50
 500 	 $19.53
 700 	 $19.52
 600 	 $19.57
 700 	 $19.63
 200 	 $19.66
 100 	 $19.78
 100 	 $19.73
 2,200 	 $19.70
 1,539 	 $19.75
 700 	 $19.71
 200 	 $19.72